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                                                                    EXHIBIT 23.1






                    CONSENT of INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K/A of our report dated October 19, 1999 included in the Company's Annual Report on Form 10-K for the year ended July 31, 1999. It should be noted that we have not audited any financial statements of the company subsequent to July 31, 1999 or performed any audit procedures subsequent to the date of our report.

                                             /s/ ARTHUR ANDERSEN LLP
                                             -----------------------------------
                                             Chicago, Illinois
                                             April 7, 2000



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